UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 15, 2021

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

84 October Hill Road, Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed in Harvard Bioscience, Inc.’s (the “Company”, “we,” “our,” and “us”) periodic filings with the Securities and Exchange Commission, on April 14, 2017, representatives for the estate of an individual plaintiff filed a wrongful death complaint with the Suffolk Superior Court, in the County of Suffolk, Massachusetts (the “Court”), against us and other defendants, including Biostage, Inc. (f/k/a Harvard Apparatus Regenerative Technology, Inc.) (“Biostage”), our former subsidiary that was spun off in 2013, as well as another third party. The complaint seeks payment for an unspecified amount of damages and alleges that the plaintiff sustained terminal injuries allegedly caused by products, including one synthetic trachea scaffold and two bioreactors, provided by certain of the named defendants and utilized in connection with surgeries performed by third parties in Europe in 2012 and 2013.

On September 15, 2021, one of our liability insurance carriers which had been providing a defense to us and Biostage on this case notified us and Biostage that it was denying coverage under the applicable policy for the lawsuit and would no longer be providing a defense to us with respect thereto, or covering related legal expenses incurred after September 30, 2021. The insurance carrier also filed a corresponding complaint for declaratory judgment with the Court asking the Court to declare that said insurance provider is not required to defend, indemnify or provide coverage to us or Biostage with respect to the lawsuit. We believe that the insurance carrier’s grounds for denying coverage are without merit, and intend to vigorously defend against this complaint for declaratory judgment and the insurance carrier’s denial of the claim and related matters in order to, among other things, restore our rights to seek insurance coverage for any damages awarded in the lawsuit. However, there can be no assurance that we and Biostage will prevail in the insurance coverage litigation. As such, it is unclear at this point if our liability insurance coverage will reimburse us for all or any portion of any defense costs or damages if we were to lose the underlying case on the merits.

While there can be no assurance of prevailing, we intend to defend the plaintiff’s claims against us vigorously. If we lose on the merits and a jury awards damages, we do not know the exact amount of compensatory and, potentially, punitive damages that could be awarded, but the amounts could be substantial. We are evaluating possible malpractice claims as one source of recovery, but have not asserted such a claim and cannot provide assurance that such a claim would provide a recovery. Further, while Biostage has agreed to indemnify us for claims and losses relating to certain liabilities that it has assumed from us, including liabilities in connection with the sale of Biostage’s products and other liabilities related to the operation of Biostage’s business, we cannot assure you that Biostage will have the ability to indemnify us against the liabilities we may incur in this lawsuit, in particular due to Biostage’s overall financial condition. If Biostage is unable to satisfy its obligations under its indemnity to us, we may have to satisfy the liabilities in this lawsuit, which could have an adverse impact on our financial condition or cash flows.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: September 30, 2021	By:	/s/ Michael A. Rossi
Michael A. Rossi
Chief Financial Officer